UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 24, 2009

Date of Report (Date of earliest event reported)

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri	64116
(Address of principal executive offices)	(Zip Code)

(800) 255- 6381

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2009, FCStone, LLC, a wholly-owned subsidiary of FCStone Group, Inc. (the “Company”), as borrower, and the Company, as guarantor, entered into a First Amendment to Credit Agreement with Bank of Montreal (“BMO”), as administrative agent, and the lenders party thereto (the “First Amendment”). The First Amendment amends the Credit Agreement dated as of July 23, 2008 between the parties (the Credit Agreement, together with the First Amendment, are hereinafter collectively referred to as the “Amended Credit Agreement”).

Loans made under the Amended Credit Agreement bear interest at 1.50% plus the greatest of (a) the prime commercial rate; (b) the federal funds rate plus one half of 1%; and (c) LIBOR plus 1.00%. FCStone, LLC, will pay a commitment fee of 0.50% of the unused commitments.

The First Amendment decreased the aggregate amount of all commitments allowed under the Amended Credit Facility to $150,000,000. As of the effective date of the First Amendment, BMO Capital Markets Financing, Inc. and Bank of America, N.A. had committed an aggregate of $75,000,000 under the Amended Credit Facility. As a result of the First Amendment, FCStone, LLC must maintain certain of its exchange settlement and clearing accounts with BMO or one of its affiliates or another depository satisfactory to BMO. Certain of the lenders under the Amended Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses

The termination date of the Amended Credit Agreement is June 23, 2010, or such earlier date as the commitments are terminated pursuant to the Amended Credit Agreement.

The description in this report of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment. A copy of the First Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On June 29, 2009, the Company issued a press release announcing the First Amendment. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated June 24, 2009, by and among FCStone, LLC, as borrower, FCStone Group, Inc., as a guarantor, Bank of Montreal, as administrative agent, and the lenders party thereto.

99.1	Press Release, dated June 29, 2009.

*        *        *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.
Dated: June 29, 2009
	By:	/s/ William J. Dunaway
William J. Dunaway
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated June 24, 2009, by and among FCStone, LLC, as borrower, FCStone Group, Inc., as a guarantor, Bank of Montreal, as administrative agent, and the lenders party thereto.

99.1	Press Release, dated June 29, 2009.

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